EXHIBIT 24.1

                                  POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that Ambassadors International, Inc., a Delaware corporation (the "Company"), and the undersigned officers and directors of the Company, individually and in their respective capacities indicated below, hereby make, constitute and appoint John A. Ueberroth and Jeffrey D. Thomas, or either of them, its and their true and lawful attorneys with power of substitution, to execute on behalf of the Company, the Annual Report on Form 10-K, including all exhibits and any and all amendments thereto; that John A. Ueberroth and Jeffrey D. Thomas, or either of them, are each granted full power and authority to do and perform each and every act and thing whatsoever as either may deem necessary or advisable to the same extent and with the same effect as the undersigned might or could do personally in their respective capacities.

          This Power of Attorney may be signed by the undersigned in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date as set forth below. Furthermore, facsimile signatures shall be deemed to have the same effect as original signatures.

          Dated as of the 29th day of March, 1999.



          /s/ John A. Ueberroth              /s/ Jeffrey D. Thomas
          John A. Ueberroth, Director,       Jeffrey D. Thomas, Chief
          President and Chief Executive      Financial Officer (Principal
          Officer (Principal Executive       Financial and Accounting
          Officer)                           Officer)



          /s/ Peter V. Ueberroth             /s/ James L. Easton
          ------------------------------     -----------------------------
          Peter V. Ueberroth, Chairman       James L. Easton, Director
          of the Board of Directors


          /s/ Rafer L. Johnson               /s/ John C. Spence
          -------------------------------    -----------------------------
          Rafer L. Johnson, Director         John C. Spence, Director


          /s/ Richard D. C. Whilden
          -------------------------------
          Richard D. C. Whilden, Director

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